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                                                                Exhibit 99.22(a)

                          LORD ABBETT INVESTMENT TRUST

                        AMENDMENT TO DECLARATION OF TRUST

            The undersigned, being at least a majority of the Trustees of
Lord Abbett Investment Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration of Trust dated August 16, 1993 (the "Declaration"), do hereby amend the Declaration, pursuant to Section 8.2 of the Declaration, by:
(i) changing the legal name for the existing Strategic Core Fixed Income Series of the Trust to the "Lord Abbett Total Return Fund," its Class A, B, C, P, and Y shares now being Class A, B, C, P, and Y shares of the Lord Abbett Total Return Fund; and (ii) changing the legal name for the existing Core Fixed Income Series of the Trust to the "Lord Abbett Core Fixed Income Fund," its Class A, B, C, P, and Y shares now being Class A, B, C, P, and Y shares of the Lord Abbett Core Fixed Income Fund.

            This instrument shall constitute an amendment to the Declaration.

            IN WITNESS WHEREOF, the undersigned have executed this instrument this 12th day of April, 2001.


/s/ Robert S. Dow                                    /s/ Stewart S. Dixon
Robert S. Dow                                        Stewart S. Dixon


/s/ E. Thayer Bigelow                                /s/C. Alan MacDonald
E. Thayer Bigelow                                    C. Alan MacDonald


/s/ William H. T. Bush                               /s/ Thomas J. Neff
William H. T. Bush                                   Thomas J. Neff


/s/ Robert B. Calhoun, Jr.                           /s/ Franklin W. Hobbs
Robert B. Calhoun, Jr.                               Franklin W. Hobbs

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State of New York   )
                    ) ss.
County of New York  )

            On April 12, 2001, there personally appeared before me the above-named individuals who severally acknowledged the foregoing instrument to be their free act and deed.


                                    Before me


                                    /s/ Patricia J. Defilippis
                                    --------------------------
                                    Notary Public


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